Corporate Resource Services, Inc. Acquires Summit Software, Now Offers Cloud Based Enterprise Applications and Hosting Services

NEW YORK, N.Y. -- (Business Wire) – May 6, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified staffing, recruiting, and consulting services firm providing managed services and trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work, has closed on its previously-announced acquisition of Summit Software, a division of Tri-Tel Communications, Inc.

“Summit Software is an exciting acquisition for CRS and we are diversifying our portfolio of service offerings to the marketplace.” said John Messina, the Company’s President and CEO. “Summit is one of the premier software companies focused on the PEO industry and they provide hosting services for many companies who are transitioning to a cloud computing environment.  Summit has fantastic profit margins and their technology services more than 270 PEO’s and staffing clients. In addition, Summit will allow us to begin to develop new revenue streams focused on strategic partnerships with a concise affinity marketing program that will add greater profits to CRS.”

“Summit’s gross margins in excess of 60% and operating margins above 30% will improve our overall profitability,” said Mike Golde, Corporate Resource Services’ CFO. “More importantly, the ability to derive additional revenue streams from our lower-margin businesses will allow us to compete more effectively on price for the benefit of our clients, yet generate the profitability our investors are expecting. We expect the acquisition to be accretive to earnings in 2013.”

About Summit Software, Inc.:

Founded in 1982 and based in Little Rock, Arkansas, Summit Software provides enterprise software applications and cloud-based hosting solutions for the PEO and staffing industries.  Included in its suite of products is the Summit APEX payroll processing system, StaffSoft candidate tracking system and client contact management, general ledger and web self-service modules.  Summit’s applications allow clients to customize a comprehensive plan for their clients that alleviates the burden of business and human resource management. The company’s client base ranges in size from start up firms to those managing tens of thousands of employees.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides diversified staffing, recruiting, and consulting services and offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 205 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies.  To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380